                                  EXHIBIT 99.2

For Further Information Contact:
Douglas W. Dougherty
Chief Financial Officer
(317) 594-2627


For Immediate Release:


                            MARSH SUPERMARKETS, INC.
                  REPORTS THIRD QUARTER RESULTS OF OPERATIONS;
                         NET INCOME UP $1,095,000


Indianapolis, IN, February 17, 2004

         Marsh Supermarkets, Inc. (NASDAQ: MARSA AND MARSB) reports results of operations for the 12 weeks ended January 3, 2004.

         Net income for the quarter was $2,324,000 compared to $1,229,000 last year - an 89% improvement. Diluted earnings per common share were $0.29 compared to $0.15 last year.

         Total revenues for the third quarter were $388,771,000 compared to $382,711,000 last year - a 1.6% increase. Total sales in comparable supermarkets and convenience stores were slightly better than last year, up 0.4%. Comparable store merchandise sales which exclude gasoline decreased 0.8%. The comparable store merchandise sales decline is believed to be attributable to a weak economy, high unemployment, and competitive new supermarket square footage. The Company excludes gasoline sales from its analysis of comparable store merchandise sales because retail gasoline prices fluctuate widely and frequently.

         During the third quarter, the Company opened one new Marsh supermarket and acquired one supermarket that is being operated under the LoBill Foods banner. One Village Pantry convenience store was closed.

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         Subsequent to quarter end, another new Marsh supermarket opened, and two Village Pantry convenience stores were closed.

         "The new Marsh stores are Lifestyle stores and have a new innovative design and layout based on our customers' lifestyles and shopping behavior. Our vision for the future is reflected in these stores," said Don E. Marsh, Chairman and Chief Executive Officer. "Currently, Marsh stock has a strong dividend yield of approximately 3.9%."

         In a separate release, the Company also announced today that it had amended its Form 10-K for the year ended March 29, 2003 and the Forms 10-Q for the quarters ended June 21, 2003, and October 11, 2003, in connection with its reconsideration of Emerging Issues Task Force Issue No. 02-16, Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor. The amendments resulted in a non-cash charge of $3.6 million net of income taxes for the year ended March 29, 2003, and additional net income of $0.4 million and $0.3 million for the quarters ended June 21, 2003 and October 11, 2003, respectively. There was no material impact from this accounting change for the quarter ended January 3, 2004.

         Marsh is a leading regional supermarket chain operating 68 Marsh(R), 36 LoBill Foods(R) stores, 1 Savin*$(R), 9 O'Malia Food Markets, and 164 Village Pantry(R) convenience stores in central Indiana and western Ohio. The Company also operates Crystal Food Services(TM) which provides upscale catering, cafeteria management, office coffee, vending and concessions; Primo Banquet Catering and Conference Centers; McNamara(R) Florist and Enflora - Flowers for Business(R).

Cautionary Note Regarding Forward-Looking Statements
----------------------------------------------------
         This report includes certain forward-looking statements (all statements other than those made solely with respect to historical fact). Actual results could differ materially and adversely from those contemplated by the forward-looking statements due to known and unknown risks and uncertainties, many of which are beyond the Company's control. The forward-looking statements and the Company's future results, liquidity and capital resources are subject to risks and uncertainties including, but not limited to, the following: the entry of new competitive stores and their impact on the Company; softness in the local and national economies and the general retail food industry; the level of discounting and promotional spending by competitors; the Company's ability to improve comparable store sales; the Company's ability to implement its improvement initiatives; the ability of the Company to predict and respond to changes in customer preferences and lifestyles; food price deflation; uncertainties regarding future real estate gains due to limited real estate holdings available for sale; stability and timing of distribution incentives from suppliers; the Company's ability to control cost including labor, medical, rent, credit card, and workers compensation and general liability expense; the impact of any acquisitions and dispositions; the level of margins achievable in the Company's operating divisions; uncertainties regarding gasoline prices and margins; the success of the Company's new and remodeled stores, including image and rebranding programs; the successful economic implementation of new technology; uncertainties associated with pension and other retirement obligations; uncertainties related to state and federal taxation and tobacco and environmental legislation; the ability to collect outstanding notes and accounts receivable; the successful integration of acquisitions; potential interest rate increases on variable rate debt, as well as terms, costs and availability of capital; the timely and on budget completion of store construction, expansion, conversion and remodeling; the ability to complete share repurchases, and other known and unknown risks and uncertainties. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

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                            MARSH SUPERMARKETS, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                   -------------------------------------------
                    (In thousands, except per share amounts)
                                   (Unaudited)

                                                     12 Weeks Ended                40 Weeks Ended
                                                -------------------------    --------------------------
                                                   Jan. 3,      Jan. 4,        Jan. 3,        Jan. 4,
                                                    2004         2003           2004          2003
                                                -----------   -----------    -----------    -----------
Sales and other revenues                        $   388,417   $   382,305    $ 1,275,382    $ 1,278,522
Gains from sales of property                            354           406          2,168          3,952
                                                -----------   -----------    -----------    -----------
Total revenues                                      388,771       382,711      1,277,550      1,282,474
Cost of merchandise sold, including
  warehousing and transportation,
  excluding depreciation                            270,889       268,878        893,353        895,128
                                                -----------   -----------    -----------    -----------
Gross profit                                        117,882       113,833        384,197        387,346
Selling, general and administrative                 103,874       101,586        344,046        343,239
Depreciation                                          5,781         5,633         19,203         18,750
                                                -----------   -----------    -----------    -----------
Operating income                                      8,227         6,614         20,948         25,357
Interest                                              4,268         5,416         14,763         18,249
Other non-operating income                                -          (971)          (961)          (971)
                                                -----------   -----------    -----------    -----------
Income from continuing operations
  before income taxes                                 3,959         2,169          7,146          8,079
Income taxes                                          1,635           965          2,881          3,390
                                                -----------   -----------    -----------    -----------
Income from continuing operations                     2,324         1,204          4,265          4,689
Gain (loss) on disposal of discontinued
  operation, net of tax                                   -            25              -           (174)
                                                -----------   -----------    -----------    -----------
Net income                                      $     2,324   $     1,229    $     4,265    $     4,515
                                                ===========   ===========    ===========    ===========

Basic earnings per common share:
Continuing operations                           $       .29   $       .15    $       .54    $       .59
Gain (loss) on disposal of discontinued
  operation                                               -             -              -           (.02)
                                                -----------   -----------    -----------    -----------
Net income                                      $       .29   $       .15    $       .54    $       .57
                                                ===========   ===========    ===========    ===========

Diluted earnings per common share:
Continuing operations                           $       .29   $       .15    $       .53    $       .57
Gain (loss) on disposal of discontinued
  operation                                               -             -              -           (.02)
                                                -----------   -----------    -----------    -----------
Net income                                      $       .29   $       .15    $       .53    $       .55
                                                ===========   ===========    ===========    ===========

Dividends per share                             $       .13   $       .11    $       .39    $       .33
                                                ===========   ===========    ===========    ===========





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                            MARSH SUPERMARKETS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                      -------------------------------------
                                 (In thousands)
                                   (Unaudited)


                                                              January 3,       January 4,
                                                                 2004            2003
                                                              ---------        ---------
ASSETS
Current assets:
  Cash and equivalents                                        $  36,609        $  36,634
  Accounts receivable                                            26,073           35,594
  Inventories, less LIFO reserve: January 3, 2004 - $1,469;
      January 4, 2003 - $1,899                                  128,064          136,609
  Prepaid expenses                                                6,420            5,898
  Recoverable income taxes                                        2,764                -
                                                              ---------        ---------
       Total current assets                                     199,930          214,735
Property and equipment, less allowances for depreciation        299,150          308,258
Other assets                                                     51,893           47,234
                                                              ---------        ---------
                                                              $ 550,973        $ 570,227
                                                              =========        =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                            $  78,633        $  77,953
  Accrued liabilities                                            51,936           52,141
  Current maturities of long-term liabilities                     3,364            3,389
                                                              ---------        ---------
        Total current liabilities                               133,933          133,483

Long-term liabilities:
  Long-term debt                                                181,755          203,002
  Capital lease obligations                                      28,442           29,225
                                                              ---------        ---------
        Total long-term liabilities                             210,197          232,227

Deferred items:
   Income taxes                                                  15,501           19,297
   Pension and post-retirement benefits                          45,748           23,439
   Other                                                         16,592           18,215
                                                              ---------        ---------
        Total deferred items                                     77,841           60,951

Shareholders' Equity:
  Common stock, Classes A and B                                  26,455           26,424
  Retained earnings                                             133,081          137,423
  Cost of common stock in treasury                              (15,062)         (14,704)
  Notes receivable - stock options                                  (74)            (173)
  Deferred cost restricted stock                                    (14)             (80)
  Accumulated other comprehensive loss                          (15,384)          (5,324)
                                                              ---------        ---------
      Total shareholders' equity                                129,002          143,566
                                                              ---------        ---------
                                                              $ 550,973        $ 570,227
                                                              =========        =========


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